Exhibit 24.1
POWER OF ATTORNEY
    KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned, being a director or officer, or both, of Haemonetics Corporation (the “Company”), constitutes and appoints Christopher A. Simon, President and Chief Executive Officer, and Michelle L. Basil, Executive Vice President and General Counsel, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to execute the Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, to register the offer and sale of shares of the Company’s common stock, $0.01 par value per share, to be issued pursuant to the Haemonetics Corporation 2019 Long-Term Incentive Compensation Plan, as amended and restated, to be filed with the U.S. Securities and Exchange Commission by the Company under the Securities Act of 1933, as amended, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each one of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
    This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
    IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney on and as of the 4th day of August, 2023.

/s/ Christopher A. Simon Christopher A. Simon Director, President and Chief Executive Officer	/s/ James C. D’Arecca James C. D’Arecca Executive Vice President, Chief Financial Officer
/s/ Maryanne E. Farris Maryanne E. Farris Vice President, Chief Accounting Officer	/s/ Robert E. Abernathy Robert E. Abernathy Director
/s/ Diane M. Bryant Diane M. Bryant Director	/s/ Michael J. Coyle Michael J. Coyle Director
/s/ Charles J. Dockendorff Charles J. Dockendorff Director	/s/ Lloyd E. Johnson Lloyd E. Johnson Director
/s/ Mark W. Kroll Mark W. Kroll Director	/s/ Claire Pomeroy Claire Pomeroy Director
/s/ Ellen M. Zane Ellen M. Zane Director